
<ARTICLE> 5

<LEGEND>   THIS AMENDED SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
           EXTRACTED FROM THE AMERICAN HOME PRODUCTS CORPORATION AND
           SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEET AS OF MARCH 31,
           1997 AND CONSOLIDATED CONDENSED STATEMENT OF INCOME FOR THE THREE
           MONTHS ENDED MARCH 31, 1997, AND IS QUALIFIED IN ITS ENTIRETY BY
           REFERENCE TO SUCH FINANCIAL STATEMENTS.

<MULTIPLIER> 1,000

<PERIOD-TYPE>                           3-MOS
<FISCAL-YEAR-END>                                       DEC-31-1997
<PERIOD-END>                                            MAR-31-1997
<CASH>                                                    1,024,624
<SECURITIES>                                                  5,690
<RECEIVABLES>                                             2,976,726
<ALLOWANCES>                                                      0
<INVENTORY>                                               2,454,809
<CURRENT-ASSETS>                                          7,474,282
<PP&E>                                                    6,371,357
<DEPRECIATION>                                            2,284,722
<TOTAL-ASSETS>                                           21,257,209
<CURRENT-LIABILITIES>                                     4,423,006
<BONDS>                                                   6,096,140
<COMMON>                                                    214,423
<PREFERRED-MANDATORY>                                             0
<PREFERRED>                                                      77
<OTHER-SE>                                                7,041,470
<TOTAL-LIABILITY-AND-EQUITY>                             21,257,209
<SALES>                                                   3,603,019
<TOTAL-REVENUES>                                          3,603,019
<CGS>                                                     1,031,938
<TOTAL-COSTS>                                             1,031,938
<OTHER-EXPENSES>                                            372,045
<LOSS-PROVISION>                                                  0
<INTEREST-EXPENSE>                                           97,047
<INCOME-PRETAX>                                             802,179
<INCOME-TAX>                                                225,502
<INCOME-CONTINUING>                                         576,677
<DISCONTINUED>                                                    0
<EXTRAORDINARY>                                                   0
<CHANGES>                                                         0
<NET-INCOME>                                                576,677
<EPS-PRIMARY>                                                  0.45<F1>
<EPS-DILUTED>                                                  0.44<F2>


<F1> This amount represents Basic Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earning per Share". Prior period financial data schedules for periods other than the three months ended March 31, 1998 and 1997 have not been restated to reflect the two-for-one stock split effected in the form of a 100% stock dividend to stockholders of record at the close of business on April 24, 1998.

<F2> This amount represents Diluted Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share". Prior period financial data schedules for periods other than the three months ended March 31, 1998 and 1997 have not been restated to reflect the two-for-one stock split effected in the form of a 100% stock dividend to stockholders of record at the close of business on April 24, 1998.

